Exhibit 99.2

Engility Closes New $450 Million Credit Facility

The New Facility Replaces Prior $400 Million Facility and Provides Significant

Cost Savings and Cash Flow Benefits

CHANTILLY, VA, August 12, 2013 — Engility Holdings, Inc, (NYSE:EGL) today announced that it has replaced its existing $400 million senior secured credit facility with a new $450 million senior secured credit facility.

This new facility, which consists of a $200 million term loan and a $250 million revolving credit line, has a term of five years. The facility also contains an accordion feature that allows Engility to increase its availability by up to an additional $150 million. Upon closing of the new facility, Engility had total indebtedness of $313 million, of which $113 million was outstanding under its revolving credit line.

The new facility reduces the Company’s quarterly principal payments on its term loan from $12.6 million (or 3.75%) to $2.5 million (or 1.25%), with the initial payment commencing on December 31, 2013. The new facility also decreases the Company’s current LIBOR borrowing rate from 5.75% to approximately 3.05%, and decreases the Company’s current base borrowing rate from 6.75% to 5.00%.

“This new facility significantly reduces our future interest expense, substantially enhances our cash flow and provides us with additional financial flexibility to grow our business,” said Engility CEO Tony Smeraglinolo.

“We appreciate the support of our lenders and their recognition of the strength of our business model and our position in the market.”

Bank of America, N.A. continued as administrative agent for the new credit facility.

About Engility Corporation

Engility is a pure-play government services contractor providing highly skilled personnel wherever, whenever they are needed in a cost-effective manner. Headquartered in Chantilly, Virginia, Engility is a leading provider of specialized technical consulting, program and business support services, engineering and technology lifecycle support, information technology modernization and sustainment, supply chain services and logistics management, and training and education for the U.S. Government with approximately 7,800 employees worldwide and sales of $1.66 billion for 2012. To learn more about Engility, please visit www.engilitycorp.com

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding Engility’s future prospects, future cash flows, potential growth opportunities, projected financial results, and business plans. Words such as “may,” “will,” “should,” “likely,” “anticipates,” “expects,” “intends,” “plans,” “projects,” “believes,” “estimates” and similar expressions are also used to identify these forward-looking statements. These statements are based on the current beliefs and expectations of Engility’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. Factors that could cause Engility’s actual results to differ materially from those described in the forward-looking statements can be found under the heading “Risk Factors” included in our annual report on Form 10-K for the year ended December 31, 2012, which has been filed with the Securities and Exchange Commission (SEC), and any updates thereto included in our more recent periodic reports, and is available on the investor relations section of Engility’s website (http://www.engilitycorp.com) and on the SEC’s website (www.sec.gov). Forward-looking statements are made only as of the date hereof, and we undertake no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. In addition, historical information should not be considered as an indicator of future performance.

Contacts:

Corporate Communications	Investor Relations
Eric Ruff	Dave Spille
Engility Holdings, Inc.	Engility Holdings, Inc.
(703) 375-6463	(703) 375- 4221
eric.ruff@engilitycorp.com	dave.spille@engilitycorp.com